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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2002

ZAMBA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1636021 (I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code: (952) 832-9800

ITEM 5. OTHER EVENTS.

        On August 6, 2002, we entered into two Stock Purchase Agreements with Joe Costello, the Chairman of our Board of Directors, in which we agreed to sell to Mr. Costello a portion of our holdings of Series A Preferred Stock in NextNet Wireless, Inc. ("NextNet") at a purchase price of $6.00 per share. Pursuant to the first agreement, we sold Mr. Costello a total of 58,334 shares of our NextNet stock for an aggregate purchase price of $350,004, and pursuant to the second agreement, we sold Mr. Costello a total of 158,334 shares of our NextNet stock for an aggregate purchase price of $950,004. Pursuant to these agreements, Mr. Costello will also receive more of our NextNet shares if, at any time prior to December 31, 2002, we sell additional NextNet shares for an aggregate purchase price equal to or in excess of One Hundred Thousand Dollars ($100,000) at a per share purchase price that is less than $6.00 per share. In such event, we will provide Mr. Costello with an amount of additional NextNet shares that causes the per share purchase price paid by Mr. Costello to be equivalent to the lower per share price of the subsequent sale. Both agreements are subject to rights of first refusal on the part of NextNet and the holders of NextNet Series B Preferred Stock. These transactions with Mr. Costello were approved by a majority of the independent members of our Board of Directors. The Stock Purchase Agreements executed by Mr. Costello are attached to this Current Report on Form 8-K as Exhibits 99.01 and 99.02.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements

            None.

  (b)
  Pro forma Financial Statements

            None.

  (c)
  Exhibits

Exhibit No.	Document
99.01	Stock Purchase Agreement dated August 6, 2002, between Zamba Corporation and Joseph B. Costello
99.02	Stock Purchase Agreement dated August 6, 2002, between Zamba Corporation and Joseph B. Costello

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION
By:	/s/ Ian L. Nemerov Ian L. Nemerov Secretary and General Counsel

Dated: August 8, 2002

EXHIBIT INDEX

Exhibit No.	Document
99.01	Stock Purchase Agreement dated August 6, 2002, between Zamba Corporation and Joseph B. Costello
99.02	Stock Purchase Agreement dated August 6, 2002, between Zamba Corporation and Joseph B. Costello

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX